Exhibit 99.1

FOR IMMEDIATE RELEASE:
April 17, 2023

M&T BANK CORPORATION ANNOUNCES FIRST QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended March 31, 2023.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $4.01 in the first quarter of 2023, compared with $2.62 in the year-earlier quarter and $4.29 in the fourth quarter of 2022. GAAP-basis net income was $702 million in the recent quarter, $362 million in the first quarter of 2022 and $765 million in the final 2022 quarter. GAAP-basis net income expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.40% and 11.74%, respectively, in the first quarter of 2023, compared with .97% and 8.55%, respectively, in the corresponding 2022 period and 1.53% and 12.59%, respectively, in the fourth quarter of 2022. Non-operating merger-related expenses associated with the April 1, 2022 acquisition of People's United Financial, Inc. ("People's United") totaled $17 million ($13 million after-tax effect, or $.10 of diluted earnings per common share) in 2022's first quarter and $45 million ($33 million after-tax effect, or $.20 of diluted earnings per common share) in the fourth quarter of 2022. M&T incurred no merger-related expenses in the first quarter of 2023.

Darren J. King, Chief Financial Officer, commenting on M&T’s results noted, "The strength of M&T's diversified community banking model and prudent management have positioned M&T to continue to deliver for our customers. First quarter net income nearly doubled from the year-earlier quarter. These results reflect loan growth, steady credit quality, a strong liquidity position and, as in past years, seasonally higher salaries and employee benefits expense. M&T's estimated Common Equity Tier 1 ratio was 10.15% at March 31, 2023 compared with 10.44% at last year's end."

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Earnings Highlights

				Change 1Q23 vs.
($ in millions, except per share data)	1Q23	1Q22	4Q22	1Q22	4Q22

Net income	$702	$362	$765	94%	-8%
Net income available to common shareholders ̶ diluted	$676	$340	$739	99%	-9%
Diluted earnings per common share	$4.01	$2.62	$4.29	53%	-7%
Annualized return on average assets	1.40%	.97%	1.53%
Annualized return on average common equity	11.74%	8.55%	12.59%

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.

Merger-related expenses associated with the People's United acquisition in 2022 generally consisted of professional services, temporary help fees and other costs associated with actual or planned conversions of systems and/or integration of operations and the introduction of M&T to its new customers, costs related to terminations of existing contractual arrangements to purchase various services, severance, travel costs and, in the second quarter of 2022, an initial provision for credit losses of $242 million on loans not deemed to be purchased credit deteriorated ("PCD") on the April 1, 2022 acquisition date of People's United. Given the requirement under GAAP to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that initial provision to be a merger-related expense. Although "net operating income" as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results. The amounts of merger-related expenses in 2022 are presented in the tables that accompany this release. No merger-related expenses were incurred in the first quarter of 2023.

Diluted net operating earnings per common share were $4.09 in the first quarter of 2023, $2.73 in the year-earlier quarter and $4.57 in last year's fourth quarter. Net operating income was $715 million in 2023's initial quarter, compared with $376 million in the first quarter of 2022 and $812 million in the final quarter of 2022. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity was 1.49% and 19.00%, respectively, in the first quarter of 2023, compared with 1.04% and 12.44%, respectively, in the corresponding 2022 quarter and 1.70% and 21.29%, respectively, in the fourth quarter of 2022.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis totaled $1.832 billion in the recent quarter, up 102% from $907 million earned in the first quarter of 2022. That improvement reflected a $45.4 billion or 33% increase in average earning assets, largely attributable to the acquisition of People's United, and a 139 basis point widening of the net interest margin to 4.04% from 2.65%

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resulting from a rising interest rate environment. In the fourth quarter of 2022, taxable-equivalent net interest income was $1.841 billion, the net interest margin was 4.06% and average earning assets were $179.9 billion. The modestly lower taxable-equivalent net interest income in the recent quarter as compared with 2022's fourth quarter is reflective of two fewer days in the first quarter of 2023 while the impact of the slightly lower net interest margin was offset by a $4.16 billion increase in average earning assets.

Taxable-equivalent Net Interest Income

				Change 1Q23 vs.
($ in millions)	1Q23	1Q22	4Q22	1Q22	4Q22

Average earning assets	$184,069	$138,624	$179,914	33%	2%
Net interest income ̶ taxable-equivalent	$1,832	$907	$1,841	102%	—
Net interest margin	4.04%	2.65%	4.06%

Provision for Credit Losses/Asset Quality. M&T recorded a provision for credit losses of $120 million in the first quarter of 2023, up from $10 million in the year-earlier quarter and $90 million in the fourth quarter of 2022. The higher levels of provision in the two most recent quarters as compared with 2022's first quarter reflect the impact of weaker forecasted economic conditions on several loan categories and higher outstanding loan balances on which to estimate credit losses. Charge-offs of loans, net of recoveries of previously charged-off loans, were $70 million in the first quarter of 2023, $7 million in the first quarter of 2022 and $40 million in 2022’s fourth quarter. Net charge-offs expressed as an annualized percentage of average loans outstanding were .22% and .03% in the first quarters of 2023 and 2022, respectively, and .12% in the fourth quarter of 2022.

Nonaccrual loans were $2.56 billion or 1.92% of loans outstanding at March 31, 2023 compared with $2.44 billion or 1.85% at December 31, 2022 and $2.13 billion or 2.32% at March 31, 2022. The balance of nonaccrual loans at the end of the two most recent quarters as compared with March 31, 2022 reflects loans obtained in the acquisition of People’s United that totaled $605 million and $572 million at March 31, 2023 and December 31, 2022, respectively. Assets taken in foreclosure of defaulted loans were $44 million at March 31, 2023, $24 million at March 31, 2022 and $41 million at December 31, 2022.

Allowance for Credit Losses. For purposes of determining the adequacy of the allowance for credit losses M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions. As a result of those procedures and reflecting the impact of loan growth, the allowance for credit losses totaled $1.98 billion or 1.49% of loans outstanding at March 31, 2023 compared with $1.47 billion or 1.60% of loans outstanding at March 31, 2022 and $1.93 billion or 1.46% at December 31, 2022. The acquisition of People’s United loans and leases resulted in a $341 million increase in the allowance for credit losses as of April 1, 2022, including $99 million related to PCD loans and $242 million related to non-PCD loans. Including the impact of the acquisition, M&T’s allowance for credit losses was $1.81 billion on April 1, 2022, or 1.42% of then outstanding loans.

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M&T BANK CORPORATION

Asset Quality Metrics
				Change 1Q23 vs.
($ in millions)	1Q23	1Q22	4Q22	1Q22	4Q22

At end of quarter
Nonaccrual loans	$2,557	$2,134	$2,439	20%	5%
Real estate and other foreclosed assets	$44	$24	$41	89%	8%
Total nonperforming assets	$2,601	$2,158	$2,480	21%	5%
Accruing loans past due 90 days or more (1)	$407	$777	$491	-48%	-17%
Nonaccrual loans as % of loans outstanding	1.92%	2.32%	1.85%

Allowance for credit losses	$1,975	$1,472	$1,925	34%	3%
Allowance for credit losses as % of loans outstanding	1.49%	1.60%	1.46%

For the period
Provision for credit losses	$120	$10	$90	—	33%
Net charge-offs	$70	$7	$40	—	74%
Net charge-offs as % of average loans (annualized)	.22%	.03%	.12%

(1)
Predominantly government-guaranteed residential real estate loans.

Noninterest Income and Expense. Noninterest income totaled $587 million in the first quarter of 2023, compared with $541 million in the year-earlier quarter. The increase reflects the impact from People's United (predominantly service charges on deposit accounts, credit-related fees and trust income), offset, in part, by a decline in mortgage banking revenues resulting from lower gains on sales of residential mortgage loans originated for sale and a decrease in residential mortgage servicing income, lower insurance revenues reflecting the sale of M&T Insurance Agency ("MTIA") in last year's fourth quarter and a reduced distribution from Bayview Lending Group LLC ("BLG") as compared with the year-earlier quarter. Noninterest income was $682 million in 2022’s fourth quarter. The comparative decrease in the recent quarter was driven by the $136 million gain recorded on the sale of MTIA in the fourth quarter of 2022, partially offset by a $20 million distribution from BLG received in the first quarter of 2023.

Noninterest Income

				Change 1Q23 vs.
($ in millions)	1Q23	1Q22	4Q22	1Q22	4Q22

Mortgage banking revenues	$85	$109	$82	-22%	4%
Service charges on deposit accounts	113	102	106	12%	7%
Trust income	194	169	195	15%	-1%
Brokerage services income	24	20	22	19%	7%
Trading account and non-hedging derivative gains	12	5	14	117%	-17%
Gain (loss) on bank investment securities	—	(1)	(4)	—	—
Other revenues from operations	159	137	267	17%	-40%
Total	$587	$541	$682	9%	-14%

Trust income associated with M&T's Collective Investment Trust business that is expected to be sold in the current quarter totaled approximately $45 million in the first quarter of 2023, compared with $42 million in each of the first and fourth quarters of 2022. After considering expenses, the results of operations of that business were not material to M&T's net income in each of those periods. In addition to expenses associated

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with those operations, professional services expense associated with the pending sale was $5 million in the recent quarter.

Noninterest expense totaled $1.359 billion in the first quarter of 2023, compared with $960 million in the similar quarter of 2022 and $1.408 billion in the fourth quarter of 2022. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $1.342 billion in the recent quarter, $941 million in the first quarter of 2022 and $1.346 billion in 2022’s fourth quarter. The higher level of operating expenses in the recent quarter as compared with the year-earlier quarter reflects the impact of operations obtained in the People's United acquisition, higher salaries and employee benefits expense, including incentive compensation, a rise in outside data processing and software costs, advertising and marketing expenses, FDIC assessments and professional services. The decline of operating expenses in the recent quarter as compared with the fourth quarter of 2022 reflects a $135 million contribution to The M&T Charitable Foundation recorded in the 2022 quarter, partially offset by higher salaries and employee benefits expense, including approximately $99 million of seasonally higher stock-based compensation, payroll-related taxes and other employee benefits expense. Those seasonal expenses totaled $74 million in the first quarter of 2022.

Noninterest Expense

				Change 1Q23 vs.
($ in millions)	1Q23	1Q22	4Q22	1Q22	4Q22

Salaries and employee benefits	$808	$578	$697	40%	16%
Equipment and net occupancy	127	86	137	48%	-7%
Outside data processing and software	106	80	108	33%	-2%
FDIC assessments	30	16	24	91%	24%
Advertising and marketing	31	16	32	94%	-5%
Printing, postage and supplies	14	10	15	40%	-6%
Amortization of core deposit and other intangible assets	17	1	18	—	-2%
Other costs of operations	226	173	377	30%	-40%
Total	$1,359	$960	$1,408	42%	-3%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T's efficiency ratio was 55.5% in the first quarter of 2023, 64.9% in the year-earlier quarter and 53.3% in the fourth quarter of 2022.

Balance Sheet. M&T had total assets of $203.0 billion at March 31, 2023, compared with $149.9 billion and $200.7 billion at March 31, 2022 and December 31, 2022, respectively. Loans and leases, net of unearned discount, were $132.9 billion at March 31, 2023, compared with $91.8 billion at March 31, 2022 and $131.6 billion at December 31, 2022. The higher level of loans and leases at the recent quarter-end and December 31, 2022 as compared with March 31, 2022 is largely a reflection of balances associated with the acquisition of People’s United. Also reflective of that acquisition, total deposits were $159.1 billion at the recent quarter-end

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and $163.5 billion at December 31, 2022, compared with $126.3 billion at March 31, 2022. The three percent decline in total deposits since December 31, 2022 includes the impact of seasonal decreases and customer use of off-balance sheet investment products.

Total shareholders' equity was $25.4 billion or 12.50% of total assets at March 31, 2023, $17.9 billion or 11.93% at March 31, 2022 and $25.3 billion or 12.61% at December 31, 2022. Common shareholders' equity was $23.4 billion, or $140.88 per share, at March 31, 2023, compared with $16.1 billion, or $124.93 per share, a year earlier and $23.3 billion, or $137.68 per share, at December 31, 2022. Tangible equity per common share was $88.81 at March 31, 2023, $89.33 at March 31, 2022 and $86.59 at December 31, 2022. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.15% at March 31, 2023, compared with 10.44% three months earlier.

M&T repurchased 3,838,157 shares of its common stock in accordance with its capital plan during the recent quarter at an average cost per share of $154.76 resulting in a total cost, including the share repurchase excise tax, of $600 million, compared with 3,664,887 shares at an average cost per share of $163.72 and total cost of $600 million in the fourth quarter of 2022. No share repurchases occurred in the first quarter of 2022.

Conference Call. Investors will have an opportunity to listen to M&T's conference call to discuss first quarter financial results today at 11:00 a.m. Eastern Time. Those wishing to participate in the call may dial (800) 225-9448. International participants, using any applicable international calling codes, may dial (203) 518-9708. Callers should reference M&T Bank Corporation or the conference ID #MTBQ123. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Monday April 24, 2023 by calling (800) 753-6121, or (402) 220-2676 for international participants. No conference ID or passcode is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T. M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Forward-Looking Statements. This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

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Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Statements regarding M&T's expectations, including statements regarding expected financial results, prospects, targets, goals and outlook, are also forward-looking statements.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Examples of future factors include: the impact of the People's United transaction (as described in the next paragraph); economic conditions including inflation and market volatility; international conflicts, domestic or international political developments and other geopolitical events; the impact of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values of loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulations affecting the financial services industry, and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

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In addition, future factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T's success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T and its subsidiaries operate; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T.

These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended
	March 31
Amounts in thousands, except per share	2023	2022	Change
Performance
Net income	$701,624	362,174	94%
Net income available to common shareholders	675,511	339,590	99%
Per common share:
Basic earnings	$4.03	2.63	53%
Diluted earnings	4.01	2.62	53%
Cash dividends	$1.30	1.20	8%
Common shares outstanding:
Average - diluted (1)	168,410	129,416	30%
Period end (2)	165,865	129,080	28%
Return on (annualized):
Average total assets	1.40%	.97%
Average common shareholders' equity	11.74%	8.55%
Taxable-equivalent net interest income	$1,831,726	907,408	102%
Yield on average earning assets	5.16%	2.72%
Cost of interest-bearing liabilities	1.86%	.13%
Net interest spread	3.30%	2.59%
Contribution of interest-free funds	.74%	.06%
Net interest margin	4.04%	2.65%
Net charge-offs to average total net loans (annualized)	.22%	.03%
Net operating results (3)
Net operating income	$714,935	375,999	90%
Diluted net operating earnings per common share	4.09	2.73	50%
Return on (annualized):
Average tangible assets	1.49%	1.04%
Average tangible common equity	19.00%	12.44%
Efficiency ratio	55.5%	64.9%

	At March 31
Loan quality	2023	2022	Change
Nonaccrual loans	$2,556,799	2,134,231	20%
Real estate and other foreclosed assets	44,567	23,524	89%
Total nonperforming assets	$2,601,366	2,157,755	21%
Accruing loans past due 90 days or more (4)	$407,457	776,751	-48%
Government guaranteed loans included in totals above:
Nonaccrual loans	$42,102	46,151	-9%
Accruing loans past due 90 days or more	306,049	689,831	-56%
Nonaccrual loans to total net loans	1.92%	2.32%
Allowance for credit losses to total loans	1.49%	1.60%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4) Predominantly residential real estate loans.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Amounts in thousands, except per share	2023	2022	2022	2022	2022
Performance
Net income	$701,624	765,371	646,596	217,522	362,174
Net income available to common shareholders	675,511	739,126	620,554	192,236	339,590
Per common share:
Basic earnings	$4.03	4.32	3.55	1.08	2.63
Diluted earnings	4.01	4.29	3.53	1.08	2.62
Cash dividends	$1.30	1.20	1.20	1.20	1.20
Common shares outstanding:
Average - diluted (1)	168,410	172,149	175,682	178,277	129,416
Period end (2)	165,865	169,285	172,900	175,969	129,080
Return on (annualized):
Average total assets	1.40%	1.53%	1.28%	.42%	.97%
Average common shareholders' equity	11.74%	12.59%	10.43%	3.21%	8.55%
Taxable-equivalent net interest income	$1,831,726	1,840,759	1,690,518	1,422,443	907,408
Yield on average earning assets	5.16%	4.60%	3.90%	3.12%	2.72%
Cost of interest-bearing liabilities	1.86%	.98%	.41%	.20%	.13%
Net interest spread	3.30%	3.62%	3.49%	2.92%	2.59%
Contribution of interest-free funds	.74%	.44%	.19%	.09%	.06%
Net interest margin	4.04%	4.06%	3.68%	3.01%	2.65%
Net charge-offs to average total net loans (annualized)	.22%	.12%	.20%	.16%	.03%
Net operating results (3)
Net operating income	$714,935	812,359	700,030	577,622	375,999
Diluted net operating earnings per common share	4.09	4.57	3.83	3.10	2.73
Return on (annualized):
Average tangible assets	1.49%	1.70%	1.44%	1.16%	1.04%
Average tangible common equity	19.00%	21.29%	17.89%	14.41%	12.44%
Efficiency ratio	55.5%	53.3%	53.6%	58.3%	64.9%

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan quality	2023	2022	2022	2022	2022
Nonaccrual loans	$2,556,799	2,438,435	2,429,326	2,633,005	2,134,231
Real estate and other foreclosed assets	44,567	41,375	37,031	28,692	23,524
Total nonperforming assets	$2,601,366	2,479,810	2,466,357	2,661,697	2,157,755
Accruing loans past due 90 days or more (4)	$407,457	491,018	476,503	523,662	776,751
Government guaranteed loans included in totals above:
Nonaccrual loans	$42,102	43,536	44,797	46,937	46,151
Accruing loans past due 90 days or more	306,049	363,409	423,371	467,834	689,831
Nonaccrual loans to total net loans	1.92%	1.85%	1.89%	2.05%	2.32%
Allowance for credit losses to total loans	1.49%	1.46%	1.46%	1.42%	1.60%

(1) Includes common stock equivalents.

(2) Includes common stock issuable under deferred compensation plans.

(3) Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4) Predominantly residential real estate loans.

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Condensed Consolidated Statement of Income

	Three months ended
	March 31
Dollars in thousands	2023	2022	Change
Interest income	$2,326,985	928,256	151%
Interest expense	508,721	24,082	—
Net interest income	1,818,264	904,174	101
Provision for credit losses	120,000	10,000	—
Net interest income after provision for credit losses	1,698,264	894,174	90
Other income
Mortgage banking revenues	84,985	109,148	-22
Service charges on deposit accounts	113,546	101,507	12
Trust income	193,802	169,213	15
Brokerage services income	24,041	20,190	19
Trading account and non-hedging derivative gains	11,675	5,369	117
Gain (loss) on bank investment securities	(416)	(743)	—
Other revenues from operations	159,500	136,203	17
Total other income	587,133	540,887	9
Other expense
Salaries and employee benefits	807,942	577,520	40
Equipment and net occupancy	126,904	85,812	48
Outside data processing and software	105,780	79,719	33
FDIC assessments	29,758	15,576	91
Advertising and marketing	31,063	16,024	94
Printing, postage and supplies	14,183	10,150	40
Amortization of core deposit and other intangible assets	17,208	1,256	—
Other costs of operations	226,392	173,684	30
Total other expense	1,359,230	959,741	42
Income before income taxes	926,167	475,320	95
Applicable income taxes	224,543	113,146	98
Net income	$701,624	362,174	94%

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2023	2022	2022	2022	2022
Interest income	$2,326,985	2,072,209	1,781,513	1,465,142	928,256
Interest expense	508,721	244,835	102,822	53,425	24,082
Net interest income	1,818,264	1,827,374	1,678,691	1,411,717	904,174
Provision for credit losses	120,000	90,000	115,000	302,000	10,000
Net interest income after provision for credit losses	1,698,264	1,737,374	1,563,691	1,109,717	894,174
Other income
Mortgage banking revenues	84,985	81,521	83,041	82,926	109,148
Service charges on deposit accounts	113,546	105,714	115,213	124,170	101,507
Trust income	193,802	194,843	186,577	190,084	169,213
Brokerage services income	24,041	22,463	21,086	24,138	20,190
Trading account and non-hedging derivative gains	11,675	14,043	5,081	2,293	5,369
Gain (loss) on bank investment securities	(416)	(3,773)	(1,108)	(62)	(743)
Other revenues from operations	159,500	266,726	153,189	147,551	136,203
Total other income	587,133	681,537	563,079	571,100	540,887
Other expense
Salaries and employee benefits	807,942	697,276	736,354	776,201	577,520
Equipment and net occupancy	126,904	136,732	127,117	124,655	85,812
Outside data processing and software	105,780	107,886	95,068	93,820	79,719
FDIC assessments	29,758	24,008	28,105	22,585	15,576
Advertising and marketing	31,063	32,691	21,398	20,635	16,024
Printing, postage and supplies	14,183	15,082	14,768	15,570	10,150
Amortization of core deposit and other intangible assets	17,208	17,600	18,384	18,384	1,256
Other costs of operations	226,392	377,013	238,059	331,304	173,684
Total other expense	1,359,230	1,408,288	1,279,253	1,403,154	959,741
Income before income taxes	926,167	1,010,623	847,517	277,663	475,320
Applicable income taxes	224,543	245,252	200,921	60,141	113,146
Net income	$701,624	765,371	646,596	217,522	362,174

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	March 31
Dollars in thousands	2023	2022	Change
ASSETS
Cash and due from banks	$1,817,740	1,411,460	29%
Interest-bearing deposits at banks	22,306,425	36,025,382	-38
Trading account	165,216	46,854	253
Investment securities	28,443,209	9,356,832	204
Loans and leases:
Commercial, financial, etc.	43,758,361	23,496,017	86
Real estate - commercial	45,072,541	34,553,558	30
Real estate - consumer	23,789,945	15,595,879	53
Consumer	20,316,845	18,162,938	12
Total loans and leases, net of unearned discount	132,937,692	91,808,392	45
Less: allowance for credit losses	1,975,110	1,472,359	34
Net loans and leases	130,962,582	90,336,033	45
Goodwill	8,490,089	4,593,112	85
Core deposit and other intangible assets	192,166	2,742	—
Other assets	10,578,980	8,091,137	31
Total assets	$202,956,407	149,863,552	35%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$59,955,033	58,520,366	2%
Interest-bearing deposits	99,120,207	67,798,347	46
Total deposits	159,075,240	126,318,713	26
Short-term borrowings	6,995,302	50,307	—
Accrued interest and other liabilities	4,045,804	2,174,925	86
Long-term borrowings	7,462,890	3,443,587	117
Total liabilities	177,579,236	131,987,532	35
Shareholders' equity:
Preferred	2,010,600	1,750,000	15
Common	23,366,571	16,126,020	45
Total shareholders' equity	25,377,171	17,876,020	42
Total liabilities and shareholders' equity	$202,956,407	149,863,552	35%

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	March 31,	December 31,	September 30,	June 30,	March 31,
Dollars in thousands	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$1,817,740	1,517,244	2,255,810	1,688,274	1,411,460
Interest-bearing deposits at banks	22,306,425	24,958,719	25,391,528	33,437,454	36,025,382
Federal funds sold and agreements to resell securities	—	3,000	—	250,250	—
Trading account	165,216	117,847	129,672	133,855	46,854
Investment securities	28,443,209	25,210,871	24,603,765	22,801,717	9,356,832
Loans and leases:
Commercial, financial, etc.	43,758,361	41,850,566	38,807,949	39,108,676	23,496,017
Real estate - commercial	45,072,541	45,364,571	46,138,665	46,795,139	34,553,558
Real estate - consumer	23,789,945	23,755,947	23,074,280	22,767,107	15,595,879
Consumer	20,316,845	20,593,079	20,204,693	19,815,198	18,162,938
Total loans and leases, net of unearned discount	132,937,692	131,564,163	128,225,587	128,486,120	91,808,392
Less: allowance for credit losses	1,975,110	1,925,331	1,875,591	1,823,790	1,472,359
Net loans and leases	130,962,582	129,638,832	126,349,996	126,662,330	90,336,033
Goodwill	8,490,089	8,490,089	8,501,357	8,501,357	4,593,112
Core deposit and other intangible assets	192,166	209,374	226,974	245,358	2,742
Other assets	10,578,980	10,583,865	10,496,377	10,312,294	8,091,137
Total assets	$202,956,407	200,729,841	197,955,479	204,032,889	149,863,552

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$59,955,033	65,501,860	73,023,271	72,375,515	58,520,366
Interest-bearing deposits	99,120,207	98,013,008	90,822,117	97,982,881	67,798,347
Total deposits	159,075,240	163,514,868	163,845,388	170,358,396	126,318,713
Short-term borrowings	6,995,302	3,554,951	917,806	1,119,321	50,307
Accrued interest and other liabilities	4,045,804	4,377,495	4,476,456	3,743,278	2,174,925
Long-term borrowings	7,462,890	3,964,537	3,459,336	3,017,363	3,443,587
Total liabilities	177,579,236	175,411,851	172,698,986	178,238,358	131,987,532
Shareholders' equity:
Preferred	2,010,600	2,010,600	2,010,600	2,010,600	1,750,000
Common	23,366,571	23,307,390	23,245,893	23,783,931	16,126,020
Total shareholders' equity	25,377,171	25,317,990	25,256,493	25,794,531	17,876,020
Total liabilities and shareholders' equity	$202,956,407	200,729,841	197,955,479	204,032,889	149,863,552

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance
	March 31,		March 31,		December 31,		March 31, 2023 from
Dollars in millions	2023		2022		2022		March 31,	December 31,
	Balance	Rate	Balance	Rate	Balance	Rate	2022	2022
ASSETS
Interest-bearing deposits at banks	$24,312	4.64%	38,693	.19%	25,089	3.75%	-37%	-3%
Federal funds sold and agreements to resell securities	—	4.89	—	.71	—	4.32	—	-41
Trading account	123	2.32	48	1.61	122	2.13	155	—
Investment securities	27,622	3.00	7,724	2.06	25,297	2.77	258	9
Loans and leases, net of unearned discount
Commercial, financial, etc.	42,428	6.46	23,305	3.61	40,038	5.76	82	6
Real estate - commercial	45,327	5.82	34,957	3.86	45,690	5.06	30	-1
Real estate - consumer	23,770	3.96	15,870	3.55	23,334	3.92	50	2
Consumer	20,487	5.67	18,027	4.23	20,344	5.28	14	1
Total loans and leases, net	132,012	5.70	92,159	3.85	129,406	5.12	43	2
Total earning assets	184,069	5.16	138,624	2.72	179,914	4.60	33	2
Goodwill	8,490		4,593		8,494		85	—
Core deposit and other intangible assets	201		3		218		—	-8
Other assets	9,839		8,428		9,966		17	-1
Total assets	$202,599		151,648		198,592		34%	2%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$88,053	1.28	67,267	.04	87,068	.76	31%	1%
Time deposits	11,630	3.11	2,647	.21	6,182	1.29	339	88
Total interest-bearing deposits	99,683	1.49	69,914	.05	93,250	.80	43	7
Short-term borrowings	4,994	4.69	56	.01	1,632	3.24	—	206
Long-term borrowings	6,511	5.27	3,442	1.88	3,753	4.65	89	73
Total interest-bearing liabilities	111,188	1.86	73,412	.13	98,635	.98	51	13
Noninterest-bearing deposits	61,854		58,141		70,218		6	-12
Other liabilities	4,180		2,201		4,393		90	-5
Total liabilities	177,222		133,754		173,246		32	2
Shareholders' equity	25,377		17,894		25,346		42	—
Total liabilities and shareholders' equity	$202,599		151,648		198,592		34%	2%

Net interest spread		3.30		2.59		3.62
Contribution of interest-free funds		.74		.06		.44
Net interest margin		4.04%		2.65%		4.06%

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2022	2022	2022	2022
Income statement data
In thousands, except per share
Net income
Net income	$701,624	765,371	646,596	217,522	362,174
Amortization of core deposit and other intangible assets (1)	13,311	13,559	14,141	14,138	933
Merger-related expenses (1)	—	33,429	39,293	345,962	12,892
Net operating income	$714,935	812,359	700,030	577,622	375,999

Earnings per common share
Diluted earnings per common share	$4.01	4.29	3.53	1.08	2.62
Amortization of core deposit and other intangible assets (1)	.08	.08	.08	.08	.01
Merger-related expenses (1)	—	.20	.22	1.94	.10
Diluted net operating earnings per common share	$4.09	4.57	3.83	3.10	2.73

Other expense
Other expense	$1,359,230	1,408,288	1,279,253	1,403,154	959,741
Amortization of core deposit and other intangible assets	(17,208)	(17,600)	(18,384)	(18,384)	(1,256)
Merger-related expenses	—	(45,113)	(53,027)	(222,809)	(17,372)
Noninterest operating expense	$1,342,022	1,345,575	1,207,842	1,161,961	941,113
Merger-related expenses
Salaries and employee benefits	$—	3,670	13,094	85,299	87
Equipment and net occupancy	—	2,294	2,106	502	1,807
Outside data processing and software	—	2,193	2,277	716	252
Advertising and marketing	—	5,258	2,177	1,199	628
Printing, postage and supplies	—	2,953	651	2,460	722
Other costs of operations	—	28,745	32,722	132,633	13,876
Other expense	—	45,113	53,027	222,809	17,372
Provision for credit losses	—	—	—	242,000	—
Total	$—	45,113	53,027	464,809	17,372
Efficiency ratio
Noninterest operating expense (numerator)	$1,342,022	1,345,575	1,207,842	1,161,961	941,113
Taxable-equivalent net interest income	$1,831,726	1,840,759	1,690,518	1,422,443	907,408
Other income	587,133	681,537	563,079	571,100	540,887
Less: Gain (loss) on bank investment securities	(416)	(3,773)	(1,108)	(62)	(743)
Denominator	$2,419,275	2,526,069	2,254,705	1,993,605	1,449,038
Efficiency ratio	55.5%	53.3%	53.6%	58.3%	64.9%
Balance sheet data
In millions
Average assets
Average assets	$202,599	198,592	201,131	208,865	151,648
Goodwill	(8,490)	(8,494)	(8,501)	(8,501)	(4,593)
Core deposit and other intangible assets	(201)	(218)	(236)	(254)	(3)
Deferred taxes	49	54	56	60	1
Average tangible assets	$193,957	189,934	192,450	200,170	147,053
Average common equity
Average total equity	$25,377	25,346	25,665	26,090	17,894
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(1,750)
Average common equity	23,366	23,335	23,654	24,079	16,144
Goodwill	(8,490)	(8,494)	(8,501)	(8,501)	(4,593)
Core deposit and other intangible assets	(201)	(218)	(236)	(254)	(3)
Deferred taxes	49	54	56	60	1
Average tangible common equity	$14,724	14,677	14,973	15,384	11,549
At end of quarter
Total assets
Total assets	$202,956	200,730	197,955	204,033	149,864
Goodwill	(8,490)	(8,490)	(8,501)	(8,501)	(4,593)
Core deposit and other intangible assets	(192)	(209)	(227)	(245)	(3)
Deferred taxes	47	51	54	57	1
Total tangible assets	$194,321	192,082	189,281	195,344	145,269
Total common equity
Total equity	$25,377	25,318	25,256	25,795	17,876
Preferred stock	(2,011)	(2,011)	(2,011)	(2,011)	(1,750)
Common equity	23,366	23,307	23,245	23,784	16,126
Goodwill	(8,490)	(8,490)	(8,501)	(8,501)	(4,593)
Core deposit and other intangible assets	(192)	(209)	(227)	(245)	(3)
Deferred taxes	47	51	54	57	1
Total tangible common equity	$14,731	14,659	14,571	15,095	11,531

(1) After any related tax effect.